SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                   ..................................

                                FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                           October 18, 2007
            Date of report (Date of earliest event reported)

                   ..................................


                         EXCEL TECHNOLOGY, INC.
           (Exact Name of Registrant as Specified in Charter)


       Delaware                   0-19306               11-2780242
(State or Other Juris-       (Commission File No.)    (IRS Employer
diction of Incorporation)                           Identification No.)


                41 Research Way, East Setauket, NY 11733
      (Address of principal executive offices, including zip code)

                             (631) 784-6175
          (Registrant's telephone number, including area code)

                   ..................................

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On October 18, 2007 the Registrant announced results for its third quarter ended September 28, 2007. A copy of the press release is attached as an exhibit.

Use of Non-GAAP Financial Information

     To supplement Excel's consolidated financial statements presented in accordance with GAAP, Excel uses non-GAAP measures of certain components of financial performance, including net income and earnings per diluted share, which are adjusted from results based on GAAP to exclude stock-based compensation. The presentation of non-GAAP financial results is not meant to be considered in isolation or as a substitute for, or superior to, GAAP results. Investors should be aware that non-GAAP measures have inherent material limitations as an analytical tool and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures may also be different from non-GAAP financial measures used by other companies. These non-GAAP adjustments are provided to enhance the user's overall understanding of Excel's current financial performance and its prospects for the future. Specifically, Excel believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses and charges that Excel believes are not indicative of its operational performance.

ITEM 9.01.  Financial Statements and Exhibits.

       (d)  Exhibits

            99.1  Press Release of Excel Technology, Inc., issued
                  October 18, 2007.

                              Signatures
                              ..........

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 18, 2007

                           EXCEL TECHNOLOGY, INC.

                           By:  /s/ Antoine Dominic
                                .......................................
                                Antoine Dominic
                                President, Chief Executive Officer and
                                  Director
                                (Principal Executive Officer)

FOR IMMEDIATE RELEASE                   Contact:  Alice Varisano, CFO
                                                          or
                                        Investor Relations, 631-784-6175

            EXCEL TECHNOLOGY ANNOUNCES RESULTS FOR Q3 2007

     Sales:                  $37.4 million for 2007 vs. $40.3 million
                             for 2006 (7.1%  decrease)
     Pretax Income:          $5.3 million for 2007 vs. $3.7 million for
                             2006 (43.5% increase)
     Non-GAAP Pretax Income: $6.0 million for 2007 vs. $3.7 million for
                             2006 (60.3% increase)
     Net Income:             $3.9 million for 2007 vs. $2.5 million for
                             2006 (57.3% increase)
     Non-GAAP Net Income:    4.3 million for 2007 vs. $2.5 million for
                             2006 (73.0%) increase
     EPS:                    $0.33 for 2007 vs. $0.20 for 2006 per
                             diluted share (63.7% increase)
     Non-GAAP EPS:           $0.36 for 2007 vs. $0.20 for 2006 per
                             diluted share (80.1% increase)
         (Non-GAAP-excludes stock-based compensation expense)

EAST SETAUKET, N.Y., October 18, 2007 - Excel Technology, Inc. (NASDAQ:
XLTC) today announced results for the quarter ended September 28, 2007.

   - Sales: Excel reported sales of $37.4 million for the quarter ended September 28, 2007 compared to $40.3 million in sales for the quarter ended September 29, 2006, a decrease of 7.1% or $2.9 million.  Sales for the nine months increased 2.4% to $118.9 million for the nine months ended September 28, 2007 as compared to
     $116.2   million for the same period last year.

   - Pretax Income increased 43.5% to $5.3 million for the third quarter of 2007 as compared to $3.7 million for the same period last year. Pretax income increased 19.0% for the nine months ended September 28, 2007 to $18.3 million as compared to $15.3 million for the same period last year.

   - Non-GAAP Pretax Income increased 60.3% to $6.0 million for the quarter ended September 28, 2007 (excludes stock-based compensation expense of $650 thousand) from $3.7 million for the quarter ended September 29, 2006 (excludes stock-based compensation expense of $18 thousand). For the nine month period, non-GAAP pretax income increased 33.1% to $20.6 million (excludes stock-based compensation expense of $2.3 million) as compared to $15.4 million for the same period last year (excludes stock-based compensation expense of $95 thousand).

   - Net Income increased 57.3% to $3.9 million for the third quarter of this year as compared to $2.5 million in the same period last year. For the nine months ending September 28, 2007 net income increased 26.4% to $13.1 million as compared to $10.3 million for the same period last year.

  - Non-GAAP Net Income increased 73.0% to $4.3 million for the third quarter of 2007 (excludes stock-based compensation expense, net of taxes, of $422 thousand) from $2.5 million for the same period last year (excludes stock-based compensation expense, net of taxes, of $18 thousand). Non-GAAP net income increased 39.5% to $14.6 million for the nine months ending September 28, 2007 (excludes stock-based compensation expense, net of taxes of $1.5 million) from $10.4 million for the same period last year (excludes stock-based compensation expense, net of taxes of $95 thousand).

   - EPS: Net income per share on a diluted basis increased 63.7% recording $0.33 for the quarter ended September 28, 2007 compared to the $0.20 per share on a diluted basis reported for the quarter ended September 29, 2006. EPS for the nine months ending September 28, 2007 increased 28.9% to $1.07 per diluted share from $0.83 for the same period last year.

   - Non-GAAP EPS: Net income per share on a diluted basis increased 80.1% recording $0.36 for the quarter ended September 28, 2007 (excludes stock-based compensation expense, net of taxes, of $0.03) compared to $0.20 per share on a diluted basis for the quarter ended September 29, 2006 (excludes stock-based compensation expense of less than $0.01). For the nine months ending September 28, 2007, non-GAAP diluted EPS increased 42.3% to $1.19 (excluding stock-based compensation, net of taxes of $0.12) compared to $0.83 (excluding stock-based compensation of less than $0.01) for the same period last year.

Antoine Dominic, Chief Executive Officer, stated, "Although our sales were lower than we planned our earnings were quite good. Revenues for the quarter were lower as a result of push backs and lower sales from our light and color measurement products due to the slow down in capital spending in the flat panel market; scientific and research market due to the internal disruption in our sales network from the failed merger; and our system sales due to a shift from an indirect sales network to a direct sales network. We believe that the impact of these factors will be overcome in the near term as we are anticipating higher revenues in the fourth quarter and for the year 2007 as compared to 2006. We are on track to achieve a new high in revenues, earnings, and EPS in 2007. Considering the disruptions from the failed merger our results are quite satisfying. Our stock buy back program has resulted in the repurchase of approximately 6% of the outstanding shares. We anticipate our projected earnings growth coupled with the stock repurchases should positively impact EPS in 2008."

Alice Hughes Varisano, Chief Financial Officer, concluded, "The Company's pretax profit margins improved as it achieved 16% on revenues for the quarter (on a non-GAAP basis), which equates to a 72% increase
compared to    (non-GAAP) the same period last year.  Pretax income, for
the quarter, increased 43.5% to $5.3 million compared to the same period last year and 19.0%, for the nine months, compared to the same period last year. Net income after tax increased 57.3% to $3.9 million (73.0% to $4.3 million on a non-GAAP basis) compared to $2.5 (both GAAP and non-GAAP) in the same period last year. Net income after tax includes $422 thousand non-cash stock-based compensation expense which had a $.03 per share effect on diluted earnings per share. During the first nine months of 2007, the Company utilized $15.9 million of its cash to repurchase 617 thousand shares of its common stock. Since the stock buyback plan was announced in October 2006, the Company has bought back almost 700 thousand shares. The Company's cash and investment balance is $58.1 million as of September 28, 2007, with no debt. The Company had bookings of $38 million during this quarter and in the same period in 2006.

This news release contains forward-looking statements, which are based on current expectations. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors including future economic, competitive, regulatory, and market conditions, future business decisions, market acceptance of the Company's products, and those factors discussed in the Company's Form 10-K for the year ended December 31, 2006. In light of the significant uncertainties inherent in such forward-looking statements, they should not be regarded as a representation that the Company's objectives and plans will be achieved, and they should not be relied upon by investors when making an investment decision. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Excel and its wholly owned subsidiaries manufacture and market photonics-based solutions, consisting of laser systems and electro-optical components, primarily for industrial and scientific applications.

                           FINANCIAL SUMMARY
          (unaudited and in thousands, except per share data)

                        FOR THE QUARTER ENDED  FOR THE NINE MONTHS ENDED
                          SEPT 28,   SEPT 29,      SEPT 28,  SEPT 29,
                            2007       2006          2007      2006
                          ........   ........      ........  ........

Net Sales & Services      $ 37,446   $ 40,299      $118,919  $116,154
Cost of Sales
  and Services            $ 21,285   $ 22,350      $ 66,855  $ 62,890
                          ........   ........      ........  ........
Gross Profit              $ 16,161   $ 17,949      $ 52,064  $ 53,264
Operating Expenses:
 Selling & Marketing      $  4,107   $  4,611      $ 13,053  $ 14,352
 General & Administrative $  3,933   $  3,724      $ 12,051  $  9,689
 Research and Development $  3,662   $  3,527      $ 11,271  $ 10,807

 Merger related and deferred
  compensation expenses   $      0   $  2,875      $      0  $  2,875
 Merger expenses          $      0   $    210      $      0  $  2,194
                          ........   ........      ........  ........
Operating Income          $  4,459   $  3,002      $ 15,689  $ 13,347
Interest Income           $    703   $    755      $  2,327  $  1,772
Other Income (Expense)    $    168   $   (43)      $    248  $    228
                          ........   ........      ........  ........
Pretax Income             $  5,330   $ 3,714       $ 18,264  $ 15,347
Provision for
 Income Taxes             $  1,417   $  1,226      $  5,183  $  5,002
                          ........   ........      ........  ........
Net Income                $  3,913   $  2,488      $ 13,081  $ 10,345
                          ........   ........      ........  ........
                          ........   ........      ........  ........
Net Income Per Common
 Share-Diluted            $   0.33   $   0.20      $   1.07  $   0.83
Weighted Average
 Common Shares
 Outstanding - Diluted      12,030     12,522        12,263    12,505


                        FOR THE QUARTER ENDED  FOR THE NINE MONTHS ENDED
                          SEPT 28,   SEPT 29,      SEPT 28,  SEPT 29,
                            2007       2006          2007      2006
                          ........   ........      ........  ........
Reconciliation of GAAP
 pretax income to
 Non-GAAP pretax income
Pretax Income             $  5,330   $  3,714      $ 18,264  $ 15,347
Stock-based compensation  $    650   $     18      $  2,292  $     95
                          ........   ........      ........  ........
Non-GAAP pretax income    $  5,980   $  3,732      $ 20,556  $ 15,442
                          ........   ........      ........  ........
                          ........   ........      ........  ........

Reconciliation of GAAP
 net income to Non-GAAP
 net income
Net Income                $  3,913   $  2,488      $ 13,081  $ 10,345
Stock-based compensation,
 net of taxes             $    422   $     18      $  1,485  $     95
                          ........   ........      ........  ........
Non-GAAP net income       $  4,335   $  2,506      $ 14,566  $ 10,440
                          ........   ........      ........  ........
                          ........   ........      ........  ........


Reconciliation of GAAP
 income per common share
 to Non-GAAP income per
 common share
GAAP income per common share:
  Basic                    $  0.33    $  0.21       $  1.09   $  0.86
  Diluted                  $  0.33    $  0.20       $  1.07   $  0.83
Stock-based compensation
  Basic                    $  0.03    $     0       $  0.12   $     0
  Diluted                  $  0.03    $     0       $  0.12   $     0
Non-GAAP income per
 common share:
   Basic                   $  0.36    $  0.21       $  1.22   $  0.86
   Diluted                 $  0.36    $  0.20       $  1.19   $  0.83


                BALANCE SHEET & SELECTED FINANCIAL DATA

                                 SEPTEMBER 28, 2007  DECEMBER 31, 2006
                                     (UNAUDITED)          (AUDITED)

Cash                                      $    7,519          $   9,903
Investments                               $   50,550          $  53,220
Accounts Receivable, net                  $   23,937          $  22,716
Inventory                                 $   36,569          $  34,906
Other Current Assets                      $    6,109          $   3,445
                                          ..........          .........
Total Current Assets                      $  124,684          $ 124,190
Property, Plant & Equipment, net          $   24,876          $  25,503
Other Non-Current Assets & Goodwill       $   34,053          $  32,286
                                          ..........          .........
Total Assets                              $  183,613          $ 181,979
                                          ..........          .........
                                          ..........          .........

Accounts Payable                          $    5,149          $   6,386
Accrued Expenses and
 Other Current Liabilities                $    8,147          $   7,256
                                          ..........          .........
Total Current Liabilities                 $   13,296          $  13,642
Other Non-Current Liabilities             $    4,651          $   4,546
Minority Interest of Subsidiary           $      133          $      66
Stockholders' Equity                      $  165,533          $ 163,725
                                          ..........          .........
Total Liabilities & Stockholders' Equity  $  183,613          $ 181,979
                                          ..........          .........
                                          ..........          .........

Working Capital                           $  111,388          $ 110,548

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company's management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company's operating comparisons to the Company's historical operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision0making. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Reconciliation of Reported GAAP Results to Non-GAAP Measures, presented in this release.